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                                                                 EXHIBIT 10.12.1


                                AMENDMENT NO. 1
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                              JUST FOR FEET, INC.


    WHEREAS, the Board of Directors of Just For Feet, Inc. (the "Corporation") has previously adopted, and the shareholders of the Corporation have approved, the Non-Employee Director Stock Option Plan (the "Plan") pursuant to which options to purchase stock of the Corporation may be issued to non-employee directors of the Corporation; and

    WHEREAS, the Board of Directors of the Corporation deems it desirable to amend the Plan as provided herein to provide that the Plan be administered by the Stock Option Committee rather than the Compensation Committee of the Board of Directors in order to conform the Plan to recent amendments made to Rule 16b-3 under the Securities Exchange Act of 1934;

    NOW, THEREFORE, the Plan is amended upon the terms, and subject to the conditions, set forth herein:

                                   ARTICLE I

                               AMENDMENT TO PLAN

    1.1 Paragraph (c) of Section 1.2 of the Plan shall be amended by deleting paragraph (c) in its entirety and substituting therefor the following new paragraph:

         "(c) "Committee" shall mean a committee designated by the Board of Directors, which shall consist of no fewer than two members of the Board of Directors, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Should the Board of Directors consist of only two or fewer than two members or should the committee at any time consist of an individual who does not meet the definition of a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended or if the Board of Directors should not designate the Committee, the references herein to the Committee shall be deemed to mean the Board of Directors."

                                   ARTICLE II

                          EFFECTIVE DATE OF AMENDMENT

    2.1 The amendment effected hereby shall be effective for options granted under the Plan on or after the date this amendment is approved by the Board of Directors of the Corporation.